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                         [REZNICK FEDDER & SILVERMAN LOGO]
                      [REZNICK FEDDER & SILVERMAN LETTERHEAD]


                                        November 28, 2000



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



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We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 31, 2000 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associated IV L.P., as of December 31, 1999. We also consent to the reference to our firm under the caption "Experts."



                                         REZNICK FEDDER & SILVERMAN

                                         /s/ Reznick Fedder & Silverman